LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS


      The undersigned hereby constitutes and appoints each of Michael D. Grover, Sonia M. Dumbleton and Mark C. Zawodzinski as the undersigned's true and lawful attorney-in-fact, and grants each of them full power to act on behalf of the undersigned and in the undersigned's name, place and stead, for the purpose of completing and signing, on behalf of the undersigned, any Form 3, Form 4 or Form 5 (including any amendments thereto) required or permitted to be filed by the undersigned pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the Exchange Act"), with regard to the undersigned's holdings of or transactions in the securities of Financial Institutions, Inc., and to file such forms (and amendments thereto) with the Securities and Exchange Commission, and to do and perform each and every act and thing requisite or necessary to be done in connection with such forms (and amendments thereto,) as fully and to all intents and purposes as the undersigned might or could do in person.

      The authority of Michael D. Grover, Sonia M. Dumbleton and Mark C. Zawodzinski under this Limited Power of Attorney shall continue until the undersigned is no longer required to file forms under Section 16(a) of the Exchange Act with regard to the undersigned's holdings of or transactions in the securities of Financial Institutions, Inc., unless earlier revoked by the undersigned in writing.

      The undersigned acknowledges that Michael D. Grover, Sonia M. Dumbleton and Mark C. Zawodzinski are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.


/s/ Kevin B. Klotzbach
Signature
Name:  Kevin B. Klotzbach
Date:  January 23, 2014